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                                                                    Exhibit 16.1

                                   LUBOSHITZ,
                                 KASIERER & CO.
                                 ARTHUR ANDERSEN

                            Tel-Aviv, August 12, 1998

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                    Re:  Our response according to Item 304(a)(3)

We have reviewed the statement made by Ambient Corporation ("the Company") included in item 4 in its current report on Form 8-K in relation to the Company's intent to replace its accountants.

This letter is to advise you that we agree with the abovementioned statement.

Sincerely yours,

/s/ Luboshitz, Kasierer & Co.

Luboshitz, Kasierer & Co.
Member Firm of Arthur Andersen




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